UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 14, 2017

Date of Report (Date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2017, Lawrence Tomlinson informed the Board of Directors (the “Board”) of salesforce.com, inc. (the “Company”) of his intention to retire from the Board, effective as of the date of the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”), and to not stand for reelection at the Annual Meeting. The Company and the Board are grateful to Mr. Tomlinson for his 14 years of distinguished service, including as the Chair of the Board’s Audit and Finance Committee.

Mr. Tomlinson’s retirement is not due to any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. In connection with Mr. Tomlinson’s retirement, the Board reduced the size of the Board from twelve to eleven positions, effective as of the conclusion of the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2017	salesforce.com, inc.

	By:	/s/ Amy Weaver
		Name:	Amy Weaver
		Title:	President, Legal, General Counsel and Secretary